Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus Supplement of TBW Mortgage-Backed Trust Series 2006-6 comprising part of the Registration Statement (No. 333-130373) on Form S-3 of our report dated March 8, 2006 relating to the financial statements of MBIA Insurance Corporation, which is included in Exhibit 99 in MBIA Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005.  We also consent to the reference to us under the heading “Experts” in such Prospectus Supplement.

/s/PricewaterhouseCoopers LLP

New York, New York

December 19, 2006